UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2020

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Matthew J. Petrizzo as President, Energy and Industrial; Appointment of Kelly Powers as President, Operations and Business Development

On August 28, 2020, Williams Industrial Services Group Inc. (the “Company”) eliminated the position of President, Energy and Industrial. Matthew J. Petrizzo, the former President, Energy and Industrial, also departed the Company effective August 28, 2020. Mr. Petrizzo’s departure constitutes a termination without “cause” under his employment offer letter dated October 10, 2020. As such, he is entitled to certain compensation and benefits associated with such termination in accordance with the Separation Agreement entered into with Mr. Petrizzo in connection with his departure, which confirms that he will receive the severance benefits due under his offer letter dated October 10, 2018. Under the terms of the Separation Agreement, the Company agreed to pay Mr. Petrizzo 12 months of continued base salary, a pro-rated short-term incentive for the 2020 fiscal year, based on actual performance results for the full fiscal year, and subsidized COBRA premiums for up to one year. The Separation Agreement requires Mr. Petrizzo to reaffirm the restrictive covenants in his confidentiality and restrictive covenants agreement with the Company and to sign a standard release of claims. Under the terms of the applicable equity award agreements, all restricted share units held by Mr. Petrizzo will vest on a pro-rated basis, with any performance-based awards subject to actual performance results for the applicable performance period.

The Company expects to include the Separation Agreement as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement.

In addition, on August 28, 2020, the Company appointed Michael K. (Kelly) Powers to the position of President, Operations and Business Development.  In his new role, Mr. Powers will serve as the leader for all of the Company’s operations and business development activities, including the Power and Energy and Industrial business units. Mr. Powers, 49, previously served as President, Power, since August 2019. Prior to that, Mr. Powers served as the Company’s Senior Vice President, Operations—Power, since July 2017. He previously served at the Company in roles including Director of Projects, Vice President of Project Services, and Senior Vice President of Nuclear Services, from September 2011 through January 2016. Before rejoining the Company, Mr. Powers served as Vice President, Nuclear STG and Services at Toshiba America Energy Services from January 2016 through July 2016 and as Vice President—Capital Projects at Entergy Corporation from July 2016 through July 2017. Before joining the Company in 2011, Mr. Powers served as Manager, Strategic Projects and Asset Management at Entergy Nuclear, a business unit of Entergy Corporation, from August 2008 through October 2011. Prior to that, he served as a program manager for the Naval Nuclear Propulsion Program (a joint U.S. Department of Energy and U.S. Department of Defense program) from May 1997 to August 2008.

There is no arrangement or understanding between Mr. Powers and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Powers and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Powers has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Mitchell I. Quain as Independent Director

On September 2, 2020, the Board of Directors (the “Board”) of the Company appointed Mitchell I. Quain, 68, to serve as a director of the Company, effective as of September 2, 2020, until the 2021 Annual Meeting of Stockholders. Mr. Quain was not appointed to serve on a committee of the Board, although he may be appointed to a Board committee at a later date.

Mr. Quain has served on the Executive Council of American Securities LLC, a private equity firm, since January 2020. From December 2011 to December 2019, Mr. Quain was a Senior Advisor at the private equity firm Carlyle Group. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director and then Managing Director of ACI Capital Corp., a private equity investment firm. From 2002 through 2005, Mr. Quain served as Chairman of Register.com, Inc., a provider of domain name registration and internet services, and from 1997 to 2001 he was employed with ABN AMRO Bank N.V. and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain has served on the board of directors of AstroNova, Inc. (Nasdaq: ALOT), which designs, develops, manufactures and distributes a broad range of specialty printers and data acquisition and analysis systems, where he serves on the compensation and nominating and governance committees and as chair of the audit committee, since 2011; Digirad Corporation (Nasdaq: DRAD), a diversified holding company with three divisions: Healthcare, Building and Construction, and Real Estate and Investments, where he serves on the audit and corporate governance committees, since 2019; and Kensington Capital Acquisition Corp. (NYSE: KCAC), a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with a business in the automotive and automotive-related sector, where he serves on the audit committee and as chair of the nominating and corporate governance committee, since 2020. Mr. Quain previously served on the boards of multiple other public and private companies, including Jason Industries, Inc., DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, Magnetek, Inc., Mechanical Dynamics, Inc., RBC Bearings Incorporated, Register.com, Inc., Strategic Distribution, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. He is also a Chartered Financial Analyst.

There is no arrangement or understanding between Mr. Quain and any other person pursuant to which he was selected as a director of the Company, and there are no family relationships between Mr. Quain and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Quain has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Like other non-employee directors, Mr. Quain will receive compensation for his service as a director in accordance with the Company’s non-employee director compensation program, as described under “The Board, its Committees and its Compensation—Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 28, 2020. Mr. Quain will receive pro-rated cash compensation for his services as a non-employee director during 2020.

On September 3, 2020, the Company issued a press release announcing the events set forth herein. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 3, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2020

Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary